UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2005

Bakers Footwear Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Missouri	000-50563	43-0577980

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2815 Scott Avenue St. Louis, Missouri	63103

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(314) 621-0699

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

     On February 17, 2005, Bakers Footwear Group, Inc. (the “Company”) issued a press release relating to the Company’s lease accounting practice (the “Press Release”). A copy of this Press Release is filed with this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference. In the Press Release, the Company announced that it will correct its accounting for landlord allowances received for leasehold improvements in compliance with FASTB No. 88-1. This change will be implemented in the fourth quarter of fiscal 2004, and will have an immaterial impact on property and equipment, total assets, total liabilities, cash provided by operating activities, and cash used in investing activities. This change will have no impact on net income, sales or shareholders’ equity.

     After consultation with its external auditors, the Company is correcting its accounting for landlord allowances. Previously, construction allowances received from landlords for leasehold improvements were accounted for as a reduction of capital expenditures. Effective with the fourth quarter of 2004, landlord allowances will instead be accounted for as accrued rent liabilities. The effect of this change in the statement of operations will be that landlord allowances will be amortized over the related lease terms as a reduction of rent expense, rather than as a reduction of depreciation expense. Rent expense is included in cost of goods sold and depreciation of leasehold improvements is included in selling expenses. This change will be immaterial to operating income.

     To correct the classification of all landlord allowances received for existing leases through the end of the third quarter of 2004, the company will make a cumulative adjustment as of the beginning of the fourth quarter of 2004, increasing property and equipment, and increasing accrued rent liabilities, by approximately $817,000 each. This correction increases the amount of property and equipment from what was reported at the end of the third quarter by 4.5%, increases total assets by 1.9%, and increases total liabilities by 4.4%. There is no impact on shareholders’ equity reported at the end of the third quarter of 2004.

     In the statement of cash flows, the Company had previously reflected landlord allowances as a reduction of the capital expenditures component of investing activities rather than as an increase in accrued rent liabilities within operating activities. The Company will classify landlord allowances in operating activities for fiscal year 2004. Prior years’ and prior quarters’ financial results will not be restated due to the immateriality of this issue to the Company’s operating results, financial position, or cash flows for the current year or any individual prior year or quarter.

     For more information please see “Business — Cautionary Statements Regarding Forward-Looking Statements and Certain Risks” in the Company’s Annual Report on Form 10-K and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q.

Item 8.01. Other Events.

     The information set forth in Item 2.02 is incorporated herein by reference. The Company’s Press Release is filed with this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description of Exhibits
99.1	Registrant’s February 17, 2005 Press Release relating to its lease accounting practice.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKERS FOOTWEAR GROUP, INC. (Registrant)
Date: February 17, 2005	By:	/s/ Lawrence L. Spanley, Jr.
Lawrence L. Spanley, Jr.
Chief Financial Officer, Vice President-Finance, Treasurer and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibits
99.1	Registrant’s February 17, 2005 Press Release relating to its lease accounting practice.